EXHIBIT 10.4

FORM OF

TIME-BASED RESTRICTED STOCK AWARD AGREEMENT
ECB BANCORP, INC.
2023 EQUITY INCENTIVE PLAN
(EMPLOYEE)

This time-based Restricted Stock award agreement (“Restricted Stock Award” or Agreement”) is and will be subject in every respect to the provisions of the ECB Bancorp, Inc. 2023 Equity Incentive Plan (the “Plan”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Joint Compensation Committee of the Board of Directors of Everett Co-operative Bank (the “Bank”) and ECB Bancorp, Inc. (the “Committee”) or the Board of Directors of ECB Bancorp, Inc. (the “Company”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. A copy of the Plan and related prospectus will be provided to each person granted a Restricted Stock Award. Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.
Name of Participant:
2.
Date of Grant:
3.
Number of shares of Common Stock subject to this Restricted Stock Award:
4.
Vesting Schedule. Except as otherwise provided in this Agreement or the Plan, this Restricted Stock Award shall vest in accordance with the following schedule:

Vesting Date (1)(2)	Number of Shares of Common Stock Vesting

(1)
If a Vesting Date falls on a non-business day, the Restricted Stock Award will vest on the next business day.

(2)
The Participant must be in Service with the Company or the Bank on each applicable Vesting Date, unless otherwise provided in this Agreement or the Plan.

If the Participant is not in Service with the Bank or the Company on an applicable Vesting Date or does not satisfy the special vesting conditions set forth in Section 9 of this Agreement, the Participant will forfeit all rights to any unvested shares of Common Stock subject to this Restricted Stock Award Agreement as of the Participant’s Termination of Service.

5.
Terms and Conditions.

(a)
Voting. The Participant will have the right to vote the unvested shares of Restricted Stock awarded hereunder on matters which require a stockholder vote.

(b)
Dividends. Any dividends or distributions (cash or stock) declared with respect to shares of Common Stock subject to this Restricted Stock Award will be distributed subject to the same restrictions and the same vesting schedule as the underlying shares of Common Stock on which the dividend was declared. For the avoidance of doubt, in no event will dividends be paid to a Participant on any Restricted Stock Award prior to the date on which the Restricted Stock Award vests.

6.
Delivery of Shares of Common Stock. Delivery of shares of Common Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

7.
Change in Control. In the event of the Participant’s Involuntary Termination following a Change in Control, all Restricted Stock Awards subject to this Agreement will become fully vested. A “Change in Control” will be deemed to have occurred as described in Section 9.3 of the Plan.

8.
Adjustment Provisions. This Restricted Stock Award, including the number of shares of Common Stock subject to this Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 4.4 of the Plan.

9.
Effect of Termination of Service on Restricted Stock Award.

Notwithstanding Sections 4 and 7 above, the following special vesting conditions will apply if the Participant terminates Service with the Company or the Bank before this Restricted Stock Award fully vests:

(a)
Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested shares of Common Stock subject to this Agreement will vest.

(b)
Disability. In the event of the Participant’s Termination of Service by reason of the Participant’s Disability, any unvested shares of Common Stock subject to this Agreement will vest. A Participant’s Disabled status must become effective prior to the date of the Participant’s separation from service with the Company or the Bank in order to be recognized under this Agreement.

10.
Tax Matters; Section 83(b) Election.

(a)
Payment of Taxes on Restricted Stock Award. Participants are subject to mandatory federal and Massachusetts tax withholding upon the vesting of this Restricted Stock Award, unless a Section 83(b) Election is made in connection with the grant for the Restricted Stock Award. In accordance with Section 10.2 of the Plan, unless the Participant is an officer of the Company and elects otherwise, the Participant will satisfy all mandatory tax withholding by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax withholding is determined equal to, not more than, the amount necessary to satisfy the tax withholding obligations at the minimum statutory withholding rates (or at any great rate that will not result in adverse tax or accounting treatment as determined by the Company).

(b)
Section 83(b) Election. Unless prohibited by the Committee, the Participant may make an election, within thirty (30) days of the Date of Grant, pursuant to Section 83(b) of the Code, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value (as of the Date of Grant) of all or any portion of this Restricted Stock Award. Massachusetts personal income tax conforms with the federal tax rules for purposes of Section 83(b) of the Internal Revenue Code.

11.
Modification or Amendment. This Agreement may not be amended or otherwise modified, except as set forth herein, unless evidenced in writing and signed by the Company and the Participant. Notwithstanding the foregoing, the Committee may amend this Agreement by a writing that specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to the Participant, provided that no such amendment shall adversely affect in a material way the Participant’s rights hereunder without the Participant’s written consent (except to the extent the Committee reasonably determines that such amendment or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any stock exchange on which the Common Stock is listed or quoted). Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Participant, the provisions of this Restricted Stock Award and this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant of the Restricted Stock Award as a result of any change in applicable law or regulation or any future law, regulation, ruling, or judicial decisions.

12.
No Continuation of Service. Neither the Plan nor this Restricted Stock Award will confer upon the Participant any right to continue in Service with the Company or the Bank.

13.
Transferability. The Restricted Stock Awards may not be sold, pledged, assigned, or transferred in any manner; other than by will or the laws of descent. Any such purported sale, pledge, assignment, or transfer in violation of this Agreement shall be void and of no effect.

14.
Beneficiary. Each Participant may name a beneficiary or beneficiaries to whom any vested but unpaid portion of this Restricted Award is to be paid in case of the Participant’s death.

15.
Interpretation. The Participant accepts the Restricted Stock Award subject to all the terms and provisions and restrictions of this Agreement and the Plan. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under this Agreement or the Plan.

16.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.
Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings, or any agreements of any nature, written or otherwise, relating to the subject matter hereof.

18.
Governing Law. This Agreement will be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the application of the principles of conflicts of laws. Notwithstanding anything to the contrary herein, the grant and vesting of Restricted Stock Awards hereunder are conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 18 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

19.
Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

20.
Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company as follows:

ECB Bancorp, Inc.
419 Broadway
Everett, Massachusetts 02149
Attn: Finance Department

Any notice to be given under the terms of this Agreement to the Participant shall be addressed to the Participant at the address listed in the records of the Company or the Bank. By a notice given pursuant to this Section 20 either party may designate a different address for notices. Any notice shall be deemed to have been duly given when personally delivered (addressed as specified above) or when enclosed in a properly sealed envelope (addressed as specified above) and deposited, postage prepaid, with the U.S. postal service or an express mail company.

21.
Policies and Restrictions. Notwithstanding any other provision of this Agreement to the contrary, any share of Restricted Stock granted hereunder or any vested shares of Common Stock issued, and/or any amount received with respect to any sale of any vested Shares of Common Stock, as well as any cash or stock dividends received hereunder, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any recoupment/claw back policy maintained by the Company, any trading policy restrictions and/or any hedging/pledging policy restrictions (the “Policies”). In addition, the Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policies and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policies, any similar policy (as applicable to the Participant) or any amendments that may be made from time to time in the future by the Company, in its discretion, without further consent or action being required by the Participant. To the extent that the terms of this Agreement and any of the Policies or any similar policy conflict, then the terms of such policy shall prevail.

22.
Definition of Cause. For purposes of this Restricted Stock Award, “Cause” shall have the meaning set forth in a Participant’s employment or change in control agreement with the Bank or the Company. If a Participant has not entered into an employment agreement or change in control agreement with the Bank or the Company, “Cause” shall mean the occurrence of any act or omission on the part of a Participant constituting willful misconduct or gross negligence; that is materially injurious to the Company and the Bank or the reputation of the Company or the Bank; is a breach of fiduciary duty involving personal profit; and/or a willful violation of any law, rule, regulation (other than traffic violations or similar offenses). The Board of Directors will determine, in its sole discretion, if a Participant’s acts or omissions rise to the level of “Cause” under this Restricted Stock Award.

23.
[Restrictive Covenant. AS APPLICABLE]

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the Date of Grant of this Restricted Stock Award.

ECB BANCORP, INC.

By:

Duly Authorized Officer of the Company

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.

PARTICIPANT

________________________________

Date